                                 EXHIBIT 10.54
                                 -------------

                          EXCLUSIVE LICENSE AGREEMENT
                          ---------------------------

     THIS AGREEMENT (the "Agreement") is made this 14th day of February, 1996
                                                   ----
by and between ISRAEL SCHUR, M.D., an individual residing at Ten Amsterdam Avenue, Apartment 309, New York, New York 10023 ("Licensor")

                                      and

ARROW INTERNATIONAL, INC., a Pennsylvania corporation having its principal office located at 3000 Bernville Road, Reading, Berks County, Pennsylvania 19605 ("Licensee").

                                   BACKGROUND

    Licensor has developed a concept for an unscrewing hub luer for radial artery catheters and other types of over-the-needle catheters (the "Product"). Licensor has filed an application for a patent for said concept and subsequently filed a continuation-in-part application (collectively, together with any future application or amendment, the "Patent Application") which is now pending in the United States Patent and Trademark Office (the "Patent Office"). Licensor has also filed a patent application pertaining to the Product pursuant to the Patent Cooperation Treaty (the "PCT Application"). Licensor desires Licensee to develop and produce prototypes of the Product and to test market the Product, and Licensee is willing to undertake such prototype development and test marketing under the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the above premises and mutual covenants and conditions herein contained, and INTENDING TO BE LEGALLY BOUND HEREBY, the parties hereto agree as follows:

     1.  Background.  The parties hereto acknowledge the accuracy of the
         ----------
statements hereinabove set forth in the Background, and said Background is incorporated into this Agreement by reference thereto.

     2.  Licensor's Representations.  Licensor represents to Licensee that he
         --------------------------
has developed an idea and concept for the Product, and has filed the Patent Application and the PCT Application which are presently pending in the Patent Office. Attached hereto, marked Exhibits "A" and "B" respectively and incorporated herein by reference thereto are true and correct copies of the Patent Application and the PCT Application filed by Licensor and presently pending in the Patent Office.

     3.  Grant of License.  Licensor hereby grants, and Licensee hereby accepts,
         ----------------
upon the terms and conditions herein set forth, the right (i) to use world-wide Licensor's Know-How (hereinafter defined), (ii) a world-wide exclusive license to make, have made, use, sell and put into use the Product and any other product developed by Licensor that is similar to the Product, and (iii) a world-wide exclusive license to make use of any and all U.S. and foreign patents issued to Licensor pertaining in any manner to the Product or any other product similar to the Product, and any know-how related to the Product or any similar product.

     4.  Reimbursement of Certain Expenses.  Licensee agrees, within thirty (30)
         ---------------------------------
days after both of (i) the execution and delivery of this Agreement by the parties hereto and (ii) the delivery to Licensee of Licensor's Know-How, to reimburse Licensor for Licensor's reasonable expenses, documented to Licensee's reasonable satisfaction, incurred to date pertaining to the preparation and filing of the Patent Application and the PCT Application; provided, however, that the aggregate amount of such reimbursement by Licensee to Licensor shall not exceed the maximum sum of

$20,000.00, and provided further such reimbursement shall be made by Licensee to Licensor no later than sixty (60) days after the execution of this Agreement if Licensee has not requested Licensor's Know-How pursuant to Paragraph 6 below by such date. In addition, Licensee shall be responsible for all expenses incurred subsequent to the date of this Agreement pertaining to the Patent Application and the PCT Application. Licensee, in its sole discretion, shall also have the right to file patent applications in any country in the world other than the United States on Licensor's behalf and Licensee shall be responsible for all reasonable expenses incurred in any such filing, the approximate amount of which shall be subject to Licensee's pre-approval. Any such filing shall, in Licensor's discretion, be made by an attorney selected by Licensor. In any event, Licensor shall cooperate with Licensee in the preparation and/or any execution of any documents, including patent applications which, in the opinion of counsel, is necessary to file such patent application.

     5.   Prototypes.  Licensee agrees that following the execution and delivery
          ----------
of this Agreement, Licensee will use its best efforts to develop the tooling for the production of a sufficient number of prototypes of the Product (the "Prototypes") to enable Licensee to conduct a wide-spread field/market evaluation (the "Evaluation") of the Product. Licensee shall have a period of six (6) months after the execution and delivery of this Agreement to develop and manufacture the Prototypes, and thereafter Licensee shall have an additional period of three (3) months to conduct the Evaluation, all of which shall be at the sole expense of Licensee; provided, however, if all FDA required approvals are not received by Licensor or Licensee within the aforesaid six (6) month period, then the time that Licensee shall have to conduct the Evaluation shall be extended for such period of time as may be necessary for Licensee to have a period of time of three (3) months following the receipt of such FDA approvals, to conduct the Evaluation.

     6.  Licensor's Know-How.  At such time as Licensee shall request, Licensor
         -------------------
shall deliver to Licensee all of Licensor's trade secrets, technical know-how and other knowledge, information, instructions and engineering advice ("Licensor's Know-How") relating to the Patent Application and the Product to assist Licensee in the development of the tooling necessary to produce the Prototypes (as well as a commercial version of the Product if Licensee decides to produce and market the Product pursuant to Paragraph 8 below); and Licensor's Know-How shall be received and maintained in strict confidence by Licensee and shall not be disclosed by Licensee without the prior written permission of Licensor; provided, however, that Licensee shall be permitted to disclose Licensor's Know-How to a third party who is engaged by Licensee to make the Product for Licensee so long as said third party shall agree in writing to be bound by the provisions of this Paragraph.

     7.   Licensee's Right to Withdraw.  In the event that Licensee concludes,
          ----------------------------
after producing such Prototypes and conducting the Evaluation of the Product (or, after reasonable efforts, concludes that such Prototypes can not be produced), that the Product can not perform its intended function or use, or in the event that Licensee or Licensor shall receive notice of a claim that any patent issued pursuant to the Patent Application infringes upon a patent issued to a third party, then in any such event Licensee may notify Licensor to such effect; and upon such notice being given, this Agreement shall automatically terminate, and thereafter neither the Licensor nor the Licensee shall have any further rights, obligations, liabilities or responsibilities under this Agreement and neither shall have any further claims against or liabilities to the other.

     8.  Royalties.  In the event Licensee proceeds to manufacture the Product
         ---------
for commercial purposes, then so long as this Agreement is in effect Licensee shall pay to Licensor royalties ("Royalty" or "Royalties") on the following basis:
         (a) A Royalty of $0.025 per Product unit used with each existing type of product currently manufactured by Licensee or any variation thereof or any such product that may hereafter be changed or modified, on which Licensee incorporates the Licensor's Product ("Licensee's Existing Product Unit"), said existing products to include, without limitation, existing radial artery catheters and existing spring-wire introducer catheters, as any such catheter may hereafter be changed or modified; and $0.05 per Product unit used with (i) new (i.e. not currently manufactured and excluding any subsequent change, modification or variation of an existing product currently being manufactured by Licensee) radial artery catheters not containing a spring-wire guide, or (ii) other new (i.e. not currently manufactured and excluding any subsequent change, modification or variation of an existing product currently being manufactured by Licensee) "stand-alone" over-the-needle catheter devices ("Licensee's Other Use Unit"); ("Licensee's Other Use Units" and "Licensee's Existing Product Units" hereinafter collectively the "Units"), concerning which the Product has been incorporated.

         (b) Royalties hereinabove provided for shall become payable commencing with the first commercial sale for which a Royalty is due to Licensor pursuant to the within Paragraph 8.

         (c) Licensee agrees to pay Licensor minimum Royalties on an annual basis (the first such year to commence on the earlier of (i) the date occurring six (6) months after the expiration of the applicable (3) three month period to conduct the Evaluation referred to in Paragraph 5 above, or (ii) the date of Licensee's first commercial sale of any of its products incorporating the Product for which a Royalty is provided for in subparagraph (a) of this Paragraph, and continue until the first anniversary of such date; and each subsequent year to be calculated from any anniversary date to the immediately following anniversary date). Following the date that Royalties shall first become payable, the minimum annual Royalties to be paid to Licensor shall be as follows:

               (1) for the first year for which Royalties are to be paid, the minimum sum of $25,000.00;

               (2) for the second year for which Royalties are to be paid, the minimum sum of $37,500.00; ;

               (3) for the third year for which Royalties are to be paid, the minimum sum of $50,000.00; and

               (4) for the fourth year and for each year thereafter that this Agreement is in effect, $50,000.00.

The aforesaid minimum annual Royalties shall be paid by Licensee to Licensor whether or not such quantity or quantities of the products incorporating the Product are manufactured and/or sold by Licensee during the appropriate annual period, which, when multiplied by the applicable Royalty or Royalties provided for in Paragraph 10(a) above, results in such minimum annual Royalties. In the event this Agreement is in effect for only a portion of any such annual period, then the minimum Royalties to be paid for such annual period shall be apportioned on a per diem basis, or pro rata basis.

         (d) Notwithstanding the aforesaid, in the event that Licensee or Licensor shall receive notice of a claim that any patent issued pursuant to the Patent Application infringes upon a patent issued to a third party, then the annual minimum Royalties hereinabove provided for shall be fifty percent (50%) of the amount thereof until such time as it is established to Licensee's satisfaction that any such infringement no longer exists

         (e) At the conclusion of the first year for which Royalties are to be paid, and at the conclusion of each such year thereafter, the amount of each Royalty to be paid by Licensee to Licensor pursuant to Subparagraph (a) above shall be adjusted by applying fluctuations in the Consumer Price Index to the amount of each Royalty as follows: (i) the Consumer Price Index for the purposes of this Agreement shall be the Consumer Price Index for All Urban Consumers (CPI-U) published by the Bureau of Labor Statistics of the United States Department of Labor for the United States. If the Consumer Price Index ceases to be published by the United States Department of Labor, Bureau of Labor Statistics, then the calculations shall be based on the closest successor index as identified by the United States Department of Labor. If no such successor index exists, then the calculation shall be based on an index as mutually agreed to by the Licensor and Licensee; (ii) the base date shall be the calendar month preceding the date of the commencement of the first yearly period for which Royalties are payable by the Licensee to Licensor; (iii) commencing with the second year for which Royalties are payable, the adjusted amount of each Royalty shall be determined by multiplying the amount of such Royalty for the immediate preceding year by a fraction, the numerator of which shall be the Consumer Price Index hereinabove referred to for the last month of the immediately preceding year during which such Royalty was payable, and the denominator of which shall be the Consumer Price Index for the base date. The resulting sum, if greater than the amount of each Royalty set forth in Subparagraph (a) above, shall be the amount of the adjusted Royalty.

         (f) If no patent has been issued to Licensor pursuant to the Patent Application by the time Licensee is ready to market the Product on a commercial basis, then for the first five (5) years that this Agreement is in effect (or until such time as such a patent shall issue within the aforesaid five (5) year time period), the annual minimum Royalties hereinabove provided for shall be fifty percent (50%) of the amount thereof.

         (g) Within ninety (90) days after the date this Agreement is terminated, Licensee shall provide Licensor with a final accounting of the Product made and sold through the effective date of termination and pay Royalties to Licensor then due hereunder.

     9.  Payment of Royalties.  So long as this Agreement is in effect, the
         --------------------
royalties to be paid by Licensee to Licensor shall be paid in accordance with the following terms and conditions:

         (a) Royalties payable to Licensor pursuant to Paragraph 8 above shall be paid quarterly within thirty (30) days following the end of each calendar quarter. Licensee shall compute each payment showing in reasonable detail the computation of the royalty payment.

         (b) Licensee shall keep and maintain accurate and complete books and records relating to all matters affecting the Royalties payable hereunder. Licensor shall have the right, at reasonable times and on reasonable notice, to inspect such books at Licensee's offices. Licensee shall be required to retain records relating to the Product for which payment of Royalties has been made no more than three (3) years after payment in accordance with subparagraph (a) of this Paragraph 9 above. Except as may be required in connection with the resolution of any dispute arising out of this Agreement, Licensor shall keep in confidence all information furnished to it, either in the form of a statement of Royalties delivered by Licensee or any information which it might gain or gather from the inspection of Licensee's books, except as must be disclosed by Licensor in compliance with applicable law or regulation. If any inspection discloses any error, the parties shall by appropriate payment forthwith adjust the same.

     10. Improvements.
         ------------

         (a) Licensee may, in such manner as it deems fit at its sole cost and expense, modify, alter, change or improve (the "Improvement") any part of the Product and use any Improvement by itself or in combination with any other product component or assembly of components; provided, however, that any such Improvement shall not excuse Licensee from its obligations to pay Royalties hereunder. Any such Improvement shall remain the sole property of the Licensee, and Licensee reserves the right to apply for patent protection with respect thereto; provided, however, that in the event Licensee advises Licensor in writing that Licensee has elected not to apply for such patent protection, then Licensor shall have the right to apply for such patent protection in his own name and at his own cost, in which event Licensee shall have a non-exclusive royalty-free license in accordance with the terms of this Agreement under any such patent. Licensor shall cooperate with Licensee in the preparation and/or execution of any documents, including patent applications, which, in the opinion of counsel for Licensee, is necessary to protect Licensee's interest in any Improvement.

         (b) Licensee agrees that, so long as this Agreement is then in effect, Licensee will, within one (1) year after it commercially markets a product incorporating the Product, develop and market a radial artery catheter, usable for arterial and intravenous applications, without a wire guide that incorporates the Product. If Licensee elects not to market such a product as aforesaid, then, in such event, Licensee's license provided for in Paragraph 3 above shall no longer apply to a radial artery catheter usable for arterial and intravenous applications, and Licensor shall have the right to license another party for the sole purpose of developing and marketing such a product (i.e., a radial artery catheter usable for arterial and intravenous applications), without further obligation or liability on the part of Licensee.

     11. Term.  Unless sooner terminated as provided for in Paragraph 7 above
         ----
or in Paragraph 12 below, this Agreement shall remain in effect for a period of time that shall commence on the date hereof and end on the date that any patent issued pursuant to the Patent Application shall expire, and thereafter shall no longer be in effect, shall terminate and become null and void.

     12. Termination.
         -----------

         (a) Lack of FDA Approval.  Notwithstanding the provisions of Paragraph
             --------------------
11 above, this Agreement shall automatically terminate on the date FDA denies such approval, if any, as may be necessary to market the Product commercially

         (b) Termination by Licensor.  In addition to any other right of
             -----------------------
termination provided for in this Agreement, in the event Licensee does not commercially market the licensed Product within one (1) year after FDA approval, or after having commercially marketed, ceases to commercially market the Product for a continuous period of two (2) years during the term of this Agreement, Licensor may terminate this Agreement at any time upon giving at least thirty
(30) days prior written notice of such termination to Licensee.

         (c) Termination by Licensee.  In addition to any other right of
             -----------------------
termination provided for in this Agreement, at any time after the first anniversary date of this Agreement,

Licensee, in its sole discretion and/or determination, shall have the right to terminate this Agreement upon giving the Licensor not less than three (3) months prior written notice. In addition, Licensee shall have the right to terminate this Agreement if any action is instituted against Licensee claiming infringement of a third party patent and Licensor does not defend Licensee in such action.

         (d) Termination for Breach.  If either party shall materially breach
             ----------------------
or default under this Agreement, the other party may give written notice of its intention to terminate this Agreement, stating in reasonable detail the nature of the breach or default. Subject to clause (f) below, if the party in breach or default fails to cure or remedy its breach or default within thirty (30) days, the other party may, while such breach or default continues, terminate this Agreement forthwith upon prior written notice of such termination to the other party.

         (e) Reversion of Rights.  Upon any termination pursuant to the within
             -------------------
Paragraph 12 or Paragraph 7 above, except a termination caused by Licensor's breach, all rights of Licensee under this Agreement shall terminate and thereafter Licensee shall not have any right to manufacture the Product or to use any of Licensor's Know-How or to disclose any such information to any third party.

         (f) Limitation of Remedies.  In the event Licensee shall fail for any
             ----------------------
calendar year to pay to Licensor the minimum Royalties provided for in Paragraph 8(c) above, then Licensor's sole remedy shall be (i) to terminate this Agreement upon giving Licensee fifteen (15) days prior written notice of such termination and said minimum Royalties are not paid within said fifteen (15) day time period, and (ii) to seek to recover from Licensee an amount which together with such Royalties received by Licensor for the calendar year in question, will equal the minimum Royalties to which Licensor would be entitled to pursuant to Paragraph 8 above.

     13. Relationship.  Nothing contained in this Agreement shall be construed
         ------------
by the parties hereto or by any third party as constituting the parties as principal and agent, partners or joint ventures, nor shall anything herein (except as otherwise specifically provided) render either party liable for the debts and obligations of the other, it being understood and agreed that the only relationship between the parties hereto is that of Licensor and Licensee.

     14. Assignment.  Except as hereinafter provided, this Agreement shall not
         ----------
be assignable by either party without the prior written approval of the other party. Notwithstanding the aforesaid, (i) Licensee shall have the right to assign its interest in this Agreement to any parent corporation, subsidiary or affiliate of Licensee, although in such instance Licensee shall not be relieved of its obligation to pay minimum Royalties as hereinabove provided, and (ii) Licensor shall have the right to assign his interest, or any portion thereof, in this Agreement and the Royalties payable to Licensor hereunder to any member of his immediate family (which, for the purposes of this provision, shall be limited to spouse, children and/or grandchildren, parents, brothers and/or sisters of Licensor) so long as Licensor retains his ownership of any patent issued pursuant to the Patent Application and/or the PCT Application or a pro rata interest therein is assigned by Licensor to the member of the Licensor's immediate family to whom an interest in this Agreement and the Royalties is assigned. To the extent assignable, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and assigns.

     15. Infringement.
         ------------

         (a) Infringement by Third Parties.  In the event that any patent
             -----------------------------
issued pursuant to the Patent Application, the PCT Application and/or any other foreign application shall be infringed or appear to be infringed by a third party so as to subject the Licensee to substantial unlicensed competition, the parties agree to cooperate in efforts to abate the infringement or otherwise settle the matter. Licensor shall have the first right, but not the obligation, to notify the infringer and/or to initiate litigation or legal proceedings to abate the infringement. Licensee may elect to join in any such legal proceedings. In the event Licensor does not initiate such legal proceedings within four (4) months after becoming aware of the infringement, then Licensee may initiate such infringement proceedings on its own behalf and thereafter Licensor may elect to join in those proceedings. Any recovery of proceeds from settlement shall be shared between Licensor and Licensee in proportion to the expenses of the proceedings borne by each party.

         (b) Third Party Patents.  To the best of Licensor's present knowledge,
             -------------------
information and belief, no adversely owned patent will be infringed by Licensee's activities pursuant to this Agreement. In the event Licensee's activities pursuant to this Agreement result in an action for infringement against Licensee, based on an adversely owned patent, Licensor shall have the right to defend Licensee in any such action at Licensor's sole cost and expense. Licensee may elect to join in any such action at its own expense and may undertake the defense of any such action if Licensor does not elect to defend Licensee. Licensee may defer payment of Royalties due under Paragraph 8 above to the extent of Licensee's legal expenses as concerns any such action until either the withdrawal of the claim of infringement or the termination of such action with the determination that Licensee's activities do not infringe upon such third party's patent.

     16. Warranty of Title.  Licensor warrants that he is the owner of all
         -----------------
right, title and interest in and to the Patent Application and the PCT Application and will be the owner of any patent issued pursuant to the Patent Application or the PCT Application and has the right to grant the rights provided Licensee under this Agreement.

     17. Entire Agreement.  This Agreement and the Exhibits attached hereto
         ----------------
constitute the entire agreement between the parties with respect to the subject matter hereof. The parties acknowledge that there are no representations, promises, warranties, covenants or undertakings other than those contained in this Agreement.

     18. Section Headings. All section headings herein are inserted for
         ----------------
convenience of reference only and shall not control, affect or modify the meaning or construction of any of the terms or provisions hereof.

     19. Notices.  All notices and other documents required by this Agreement
         -------
to be given to either party hereto shall be in writing and shall be deemed to have been given or made three (3) days after being sent by certified mail, return receipt requested, addressed to the other party at such party's respective address set forth above or such other address as either of the parties hereto may designate in writing to the other from time to time for such purpose. A notice can also be given by telecopier to either party at a telecopier number specified in writing so long as the party sending such notice by telecopier receives a printed confirmation of the transmission. As of the date of this Agreement, the telecopier or facsimile number of Licensor is 212/523-2433, and the telecopier or facsimile number of Licensee is 610/478-3179.

     20. Survival.  All provisions of this Agreement relating to confidentiality
         --------
or the rights and obligations of the parties after termination of this Agreement shall be deemed to survive such termination.

     21. Construction.  The operation and interpretation of this Agreement shall
         ------------
be governed by the laws of the Commonwealth of Pennsylvania, without reference to any conflict of law principles; provided, however, that the law of the United States shall govern any question or interpretation of the Patent Application and of any patent issued pursuant to the Patent Application and the Patent Cooperation Treaty, as approved by the United States, shall govern any question or interpretation of the PCT Application and any foreign patent issued pursuant to the PCT Application.

     22. Modification or Amendment.  Any modification or amendment to this
         -------------------------
Agreement shall be in writing and signed by both Licensor and Licensee. Any attempt to modify this Agreement orally or in a writing not executed by both parties hereto shall be void.

     23. Waiver.  The failure of either party at any time or from time to time
         ------
to exercise any right under this Agreement shall not be deemed a waiver of such right nor shall it prevent the party from subsequently asserting or exercising such right.

     24. Severability. This Agreement shall be severable.  In the event any
         ------------
provision of this Agreement shall be determined by a court of competent jurisdiction to be unenforceable, illegal or contrary to public policy, the provision found to be unenforceable, illegal or contrary to public policy shall be stricken and the remainder of this Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the Licensor has executed this Agreement and the Licensee has caused this Agreement to be executed by its duly authorized officer or officers the day and year first above written.

                                    /s/ Israel Schur           (SEAL)
                                    ---------------------------
                                    Israel Schur, M.D.


                                    ARROW INTERNATIONAL, INC.


                                By:  /s/ Philip B. Fleck
                                     ----------------------------------
                                     (Vice President)


     CORPORATE SEAL         Attest:  /s/ Ray Neag
                                     ----------------------------------
                                     (Assistant) Secretary